Exhibit 5.1

April 23, 2024

Movano Inc.

6800 Koll Center Parkway

Pleasanton, California 94566

Ladies and Gentlemen:

We have acted as counsel to Movano Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) and the related prospectus (the “Prospectus”) filed on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to register the resale by certain selling stockholders listed in the Registration Statement under the heading “Selling Stockholders”(the “Selling Stockholders”) of:

a)	up to 36,594,656 outstanding shares (the “Private Placement Shares”) of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”); and

b)	up to 41,436,342 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (as defined below) and Common Warrants held by the Selling Stockholders (collectively, the “Warrant Shares”, and together with the Private Placement Shares, the “Shares”).

The Private Placement Shares, the Pre-Funded Warrants and the Common Warrants were sold pursuant to a securities purchase agreement (the “Purchase Agreement”) dated as of April 2, 2024, between the Company and the purchasers named therein, which provided for the private placement of units consisting of (1) one share of Common Stock, or at the election of the purchaser a pre-funded warrant to purchase one share of Common Stock in lieu thereof (a “Pre-Funded Warrant”), and (2) one warrant to purchase one share of Common Stock (each, a “Common Warrant”).

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement, the Prospectus and the offering of the Shares thereunder. For purposes of rendering this opinion, we have examined: (i) the Registration Statement; (ii) the Prospectus; (iii) the Purchase Agreement; (iv) the Pre-Funded Warrants; (v) the Common Warrants; (vi) the Amended and Restated Certificate of Incorporation of the Company, as amended to date; (vii) the Amended and Restated Bylaws of the Company, as amended to date; and (viii) the resolutions adopted by the Board of Directors of the Company (the “Authorizing Resolutions”) approving the Registration Statement, Prospectus and the issuance of the Shares pursuant to the Purchase Agreement. We have also made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. In rendering our opinion, we have also made assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

Movano Inc.

April 23, 2024

For the purposes of this opinion letter, we have assumed that: (a) each document submitted to us is accurate and complete; (b) each such document that is an original is authentic; (c) each such document that is a copy conforms to an authentic original; and (d) all signatures on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We also have assumed that (i) the Company will have sufficient authorized and unissued shares of its Common Stock upon any issuance of the Warrant Shares upon the exercise of any Pre-Funded Warrants or Common Warrants and (ii) the issuance of the Warrant Shares will be noted in the Company’s stock ledger. We have not verified any of those assumptions.

Our opinions set forth below are limited to the Delaware General Corporation Law and reported judicial decisions interpreting those laws.

Based upon and subject to the foregoing, it is our opinion that:

1.	The Private Placement Shares have been duly authorized and validly issued and are fully paid and non-assessable.

2.	The issuance of the Warrant Shares has been duly authorized and, when issued and delivered by the Company against payment therefor, upon the exercise of the Pre-Funded Warrants and Common Warrants in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ K&L Gates LLP